Exhibit 1.2

                      RECKSON OPERATING PARTNERSHIP, L.P.
                       (a Delaware limited partnership)



                                Debt Securities



                    Fully and Unconditionally Guaranteed By
                        RECKSON ASSOCIATES REALTY CORP.
                           (a Maryland corporation)

                                TERMS AGREEMENT

                                                                  June 21, 2005

To:   Reckson Operating Partnership, L.P.
      Reckson Associates Realty Corp.
      225 Broadhollow Road
      Melville, New York  11747

Ladies and Gentlemen:

     We understand that Reckson Operating Partnership, L.P. (the "Operating Partnership") proposes to issue and sell $250,000,000 in aggregate principal amount of its 4.00% Exchangeable Senior Debentures due June 15, 2025 (the "Debentures"), which shall be fully and unconditionally guaranteed (the "Guarantee") as to the payment of principal and interest thereon by Reckson Associates Realty Corp. (the "Company"). The Debentures and the Guarantee shall be collectively referred to herein as the "Securities." The Securities shall be exchangeable in accordance with their terms and the terms of the Indenture (as defined in the Underwriting Agreement) into cash and, if applicable, shares of the Company's common stock, par value $0.01 per share ( the "Underlying Shares"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriter named below (the "Underwriter") offers to purchase the aggregate principal amount of Securities set forth below opposite its name at the purchase price set forth below.



                                                         Aggregate Principal
         Underwriter                                    Amount Of Debentures
         -----------                                    ---------------------

Citigroup Global Markets Inc.                               $250,000,000
Total:                                                      $250,000,000

The Debentures shall have the following terms:


Title:                        4.00% Exchangeable Senior Debentures due 2025

Rank: The Debentures will be senior unsecured obligations and will rank equally with each other and with all of the Company's other senior unsecured indebtedness, except that the Debentures will be effectively subordinated to all of our secured debt and to all liabilities and preferred equity of our subsidiaries.

Ratings:                      Baa3 by Moody's Investors Service BBB- by
                              Standard & Poor's

Aggregate Principal Amount:   $250,000,000

Aggregate Principal Amount
of Option Debentures:         $37,500,000

Purchase Price:               98% of the principal amount, plus accrued
                              interest, if any, from the date of issuance
                              (payable in same day funds).

Interest Rate:                The interest rate for the Debentures is 4.00%
                              per annum.

Interest Payment Dates:       Interest on the Debentures is payable
                              semi-annually in arrears on June 15 and December
                              15 of each year, commencing December 15, 2005.

Maturity Dates:               The Debentures will mature on June 15, 2025.

Redemption Provisions:        The Debentures are redeemable at any time on or
                              after June 18, 2010 (or earlier, if necessary to preserve the status of the Company as a real estate investment trust) at the option of the Operating Partnership or the Company, in whole or in part, at a redemption price equal to the sum of the principal amount of the Debentures being redeemed and any unpaid interest accrued thereon to the redemption date.

Repurchase provisions         Holders of the Debentures have the right to
                              require the Operating Partnership to repurchase their Debentures in whole or in part on June 15, 2010, June 15, 2015 and June 15, 2020 and in the event of a change in control prior to June 15, 2010 for cash equal to the sum of the principal amount of the Debentures being repurchased and any unpaid interest accrued thereon to the repurchase date.

Initial Exchange Rate:        24.6124 Underlying Shares per $1,000 principal
                              amount of Debentures.

Exchange Provisions:          The Debentures will be exchangeable in
                              accordance with their terms and the terms of the Indenture into cash and, if applicable, Underlying Shares.

Lock-up Provisions:           See attached Form of Lock-Up Agreement.


Sinking Fund requirements:    N/A

Other terms and conditions:   N/A

Closing date and location:    June 27, 2005 at the offices of Sidley Austin
                              Brown & Wood LLP, 787 Seventh Avenue, New York,
                              New York 10019.

     All of the provisions contained in the document attached as Annex I hereto entitled "RECKSON OPERATING PARTNERSHIP, L.P. AND RECKSON ASSOCIATES REALTY CORP.-- UNDERWRITING AGREEMENT" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than 7 o'clock p.m. (New York City time) on June 21, 2005 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours,

                                           CITIGROUP GLOBAL MARKETS INC.

                                           By:  /s/ Paul Ingrassia
                                                ------------------------------
                                                Name:  Paul Ingrassia
                                                Title:  Managing Director


     Acting on behalf of themselves and as Representatives for the other named Underwriters.

Accepted:

RECKSON OPERATING PARTNERSHIP, L.P.


By:  RECKSON ASSOCIATES REALTY CORP., its sole general partner


By:  /s/ Michael Maturo
     ---------------------------
     Name:  Michael Maturo
     Title: Executive Vice President and
            Chief Financial Officer


RECKSON ASSOCIATES REALTY CORP.

By:  /s/ Michael Maturo
     ---------------------------
     Name:  Michael Maturo
     Title: Executive Vice President and
            Chief Financial Officer

                           Form of Lock-Up Agreement



    [Letterhead of officer or director of Reckson Associates Realty Corp.]

Reckson Operating Partnership, L.P.
Reckson Associates Realty Corp.
Public Offering of Exchangeable Senior Debentures


June 21, 2005

Citigroup Global Markets Inc.
390 Greenwich Street, 5th Floor
New York, NY  10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Terms Agreement (the "Terms Agreement"), dated June 21, 2005, among Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), Reckson Associates Realty Corp., a Maryland corporation (the "Company"), and you, relating to an underwritten public offering of the Partnership's 4.00% Exchangeable Senior Debentures due June 15, 2025 (the "Debentures"), which shall be fully and unconditionally guaranteed as to the payment of principal and interest thereon by the Company (the "Guarantee" and, collectively with the Debentures, the "Securities"), and shall be exchangeable in accordance with their terms into cash and, if applicable, shares of the Company's common stock, par value $0.01 per share (the "Common Stock").

In order to induce you to enter into the Terms Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of (except for a registration statement on Form S-8 with respect to shares of Common Stock issuable under the Company's 2005 Stock Option Plan and a shelf registration statement on Form S-3), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company, any securities substantially similar to the Securities or shares of Common Stock or any securities convertible into or exercisable or exchangeable for such shares of Common Stock or any securities substantially similar to the Securities or shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of thirty days after the date of the Terms Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

If for any reason the Terms Agreement shall be terminated prior to the Closing Date (as defined in the Terms Agreement), the agreement set forth above shall likewise be terminated.

Sincerely,